UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2023

BSQUARE CORPORATION
(Exact name of registrant as specified in its charter)

Washington	000-27687	91-1650880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Kontron America, Incorporated PO Box 59478 Renton, WA (Address of Principal Executive Offices)		98058 (Zip Code)

425-519-5900
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, no par value	BSQR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on October 11, 2023, Bsquare Corporation, a Washington corporation (“Bsquare”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Kontron America, Incorporated, a Delaware corporation (“Kontron”), and Kontron Merger Sub., Inc., a Delaware corporation and a wholly owned subsidiary of Kontron (“Purchaser”). In accordance with the terms of the Merger Agreement, Purchaser commenced a tender offer to purchase all outstanding shares of common stock, no par value (the “Shares”), of Bsquare, at a price of $1.90 per Share, net in cash, without interest (less any required withholding taxes) (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 24, 2023 (together with any amendments or supplements thereto, the “Offer to Purchase”) and the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”).

On December 7, 2023, Kontron announced the completion of the Offer. The Offer expired one minute after 11:59 p.m. Eastern Time, on December 6, 2023 (the “Expiration Date”). According to Broadridge Corporate Issuer Solutions, LLC, the depositary for the Offer (the “Depositary”), as of the Expiration Date, a total of 14,093,157 Shares had been validly tendered into and not withdrawn from the Offer, representing approximately 70.9% of the outstanding Shares as of the Expiration Date and an additional 386,424 Shares were tendered pursuant to guaranteed delivery procedures, representing an additional approximately 1.9% of the outstanding Shares as of the Expiration Date. The aggregate number of Shares validly tendered and not properly withdrawn pursuant to the Offer satisfied the Minimum Condition (as defined in the Merger Agreement) under the Offer. All conditions to the Offer have been satisfied or waived, and Purchaser has accepted for payment all Shares validly tendered into the Offer and not properly withdrawn.

On December 7, 2023, as a result of its acceptance of, and payment for, the Shares tendered in the Offer, Purchaser acquired a sufficient number of shares of Common Stock to consummate the merger of Merger Sub with and into Bsquare (the “Merger”), without a vote of the shareholders of Bsquare pursuant to Section 23B.11.030(9)(f)  of the Washington Business Corporation Act (the “WBCA”) and Section 252 of the Delaware General Corporation Law (the “DGCL”). Accordingly, following the completion of the Offer, Parent and Merger Sub effected the Merger pursuant to Section 23B.11.030(9)(f) of the WBCA and Section 252 of the DGCL on December 7, 2023. At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares then held by Kontron, Purchaser or any other wholly owned subsidiary of Kontron, all of which were canceled and retired, and (ii) Shares that were held by shareholders of Bsquare who properly exercised their dissenters’ rights under Section 23B.13 of the WBCA) were converted automatically into the right to receive an amount of cash equal to the Offer Price, without interest (less any required withholding taxes) from Purchaser.

In addition, pursuant to the Merger Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of the holders:

•
Any outstanding and unexercised compensatory option to purchase Shares, whether or not vested (collectively, “Company Options”), which had a per share exercise price that was less than the Offer Price (each, an “In the Money Option”), was cancelled and converted into the right to receive a cash payment equal to (i) the excess, if any, of (A) the Offer Price over (B) the exercise price payable per Share under such In the Money Option, (ii) multiplied by the total number of Shares subject to such In the Money Option immediately prior to the Effective Time (without regard to vesting).

•
Each Company Option, other than an In the Money Option that was then outstanding and unexercised, whether or not vested (each, an “Out of the Money Option”), was cancelled for no consideration, and all rights with respect to such Out of the Money Option were terminated.

•
Each then outstanding and vested restricted stock unit with respect to Shares (“Company RSU”), was canceled and converted into the right to receive a cash payment equal to the product of (i) the Offer Price and (ii) the number of Shares subject to such vested Company RSU.

•	Each then outstanding and unvested Company RSU was cancelled for no consideration, and all rights with respect to such unvested Company RSU were terminated as of the Effective Time.

•
Each then outstanding and vested performance vesting restricted stock unit with respect to Shares (“Company PSU”), was canceled and converted into the right to receive a cash payment equal to the product of (i) the Offer Price and (ii) the number of Shares subject to such Company PSU (which for clarity vest only upon satisfaction of minimum price and service requirements therein), and (ii) each then outstanding and unvested Company PSU was cancelled for no consideration, and all rights with respect to such unvested company PSU was terminated as of the Effective Time.

As a result of the consummation of the Merger, Kontron indirectly acquired all of the assets of Bsquare and its subsidiaries.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the transactions described in Item 2.01 of this Current Report on Form 8-K, which are incorporated herein by reference, Bsquare notified The Nasdaq Stock Market, LLC (“Nasdaq”) of the completion of the Merger and requested that the Shares be withdrawn from listing on Nasdaq as of the close of market on December 7, 2023. Accordingly, on December 7, 2023, Nasdaq filed with the Securities and Exchange Commission (the “SEC”) a Form 25, Notification of Removal from Listing and/or Registration, under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist and deregister the Shares. Upon the filing of the Form 25, the Shares were delisted from Nasdaq. In addition, Bsquare intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act relating to the Shares, which will terminate and suspend Bsquare’s reporting obligations under Sections 13 and 15(d) of the Exchange Act, respectively.

Item 3.03.	Material Modification to Rights of Security Holders.

As a result of the Merger, each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares then held by Kontron, Purchaser or any other wholly owned subsidiary of Kontron, all of which were canceled and retired, and (ii) Shares that were held by shareholders of Bsquare who properly exercised their dissenters’ rights under Section 23B.13 of the WBCA) was converted automatically into the right to receive an amount of cash equal to the Offer Price, without interest (less any required withholding taxes). At the Effective Time, the holders of such Shares ceased to have any rights as shareholders of Bsquare (other than their right to receive $1.90 per Share, net in cash, without interest (less any required withholding taxes)).

The information set forth in Items 2.01, 3.01, 5.01, and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01.	Change in Control of Registrant.

As a result of the completion of the Offer, a change of control of Bsquare occurred. Upon the consummation of the Merger, Bsquare became a wholly owned subsidiary of Kontron. Approximately $38 million was required to purchase all of the issued and outstanding Shares validly tendered and not withdrawn pursuant to the Offer (including those Shares still outstanding which have been validly tendered by Notices of Guaranteed Delivery) and to acquire all of the remaining issued and outstanding Shares pursuant to the Merger. Such payments were funded by Kontron using cash on hand.

The information set forth in Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, immediately following the Effective Time, each of Robert J. Chamberlain, Richard A. Karp, Ralph C. Derrickson, Ryan Vardeman, Mary Jesse and Bernee D.L. Strom resigned from the Bsquare Board of Directors, and any committee thereof, and Phillip Schulz, Helmut Fischer and Ted Christiansen became directors of Bsquare. Information about Messrs. Schulz, Fischer and Christiansen is contained in the Offer to Purchase filed as Exhibit (a)(1)(A) to the Schedule TO, originally filed with the SEC on October 24, 2023, which information is incorporated herein by reference.

Immediately following the Effective Time, Mr. Derrickson and Bsquare entered into a Separation and Release Agreement (the “Separation Agreement”), pursuant to which Mr. Derrickson agreed to cease serving as the President and Chief Executive Officer of Bsquare, effective December 31, 2023.

Under the terms of the Separation Agreement, Bsquare will pay to Mr. Derrickson (i) a severance payment of 12 months of his then-effective annual base salary (currently $345,000); (ii) a severance payment of 100% of his target bonus (currently $172,500); and (iii) $166,543.99 (which constitutes Mr. Derrickson’s 2023 annual performance bonus) tied to the successful consummation of the transactions contemplated by the Merger Agreement (to the extent not already paid to Mr. Derrickson at the closing of the Merger). Mr. Derrickson will also receive fully subsidized COBRA insurance premiums (such that the Company pays the full cost of the applicable premiums for such coverage) for 12 months. The Separation Agreement also provides for customary confidentiality and mutual non-disparagement obligations, as well as a release of claims, subject to certain exclusions, and other customary provisions.

In addition, following the Effective Time, Mr. Derrickson and Kontron entered into a Transition Services Agreement (the “Transition Services Agreement”), pursuant to which Mr. Derrickson agreed to provide, on an interim basis following his separation, general consulting services to Kontron, including certain support services in order to facilitate the transition of operation of Bsquare’s business to Kontron and its affiliates.

The descriptions of the Separation Agreement and the Transition Services Agreement contained herein are qualified in their entirety by reference to the full text of the Separation Agreement and the Transition Services Agreement, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Cheryl Wynne, Bsquare’s Chief Financial Officer, Secretary and Treasurer, will remain as an executive officer of Bsquare following the Merger.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time of the Merger, (i) Bsquare’s articles of incorporation were amended and restated in their entirety (the “Amended Charter”) and (ii) Bsquare’s bylaws were amended and restated in their entirety to conform to the bylaws of Purchaser as in effect immediately prior to the consummation of the Merger (the “Amended Bylaws”), except that the name of the surviving corporation set forth therein is “Bsquare Corporation.”

The Amended Charter and the Amended Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*
Agreement and Plan of Merger, dated as of October 11, 2023, by and among Kontron America, Incorporated, Kontron Merger Sub, Inc. and Bsquare Corporation (incorporated by reference to Exhibit 2.1 of Bsquare’s Current Report on Form 8-K, filed with the SEC on October 11, 2023).

3.1	Amended and Restated Certificate of Incorporation of Bsquare Corporation.
3.2	Amended and Restated Bylaws of Bsquare Corporation.
10.1	Separation and Release Agreement, dated as of December 7, 2023, by and between Ralph C. Derrickson and Bsquare Corporation.
10.2	Transition Services Agreement, dated as of December 7, 2023, by and between Ralph C. Derrickson and Kontron America, Incorporated.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Bsquare agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2023	Bsquare Corporation

	By:	/s/ Ted Christiansen
	Name:	Ted Christiansen
	Title:	Secretary